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                                                                   EXHIBIT 10.29

                             EMPLOYMENT AGREEMENT
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     This Employment Agreement (the "Agreement") is entered into by and between
Rose Hills Company (the "Company") and Gregg Williamson ("Executive"), as of the 11/th/ day of May 2001.

I.   EMPLOYMENT.
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     The Company hereby employs Executive and Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth. This Agreement shall continue in effect without interruption until 12/31/02 or until earlier termination by its terms (See Article IV).

II.  DUTIES.
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     A.  Executive shall serve during the course of Executive's employment as
Executive Vice-President, Sales and Marketing, and shall have such other duties and responsibilities, as the President of the Company shall determine from time to time.

     B. Executive agrees to devote substantially all of Executive's time, energy and ability to the business of the Company (which shall include in addition to items under paragraph II.A, participation in memorial industry trade association activities).

     C. For the term of this Agreement, Executive shall report to the Chief Executive Officer of the Company or designee.

III. COMPENSATION.
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     A. Base Salary. The Company will pay to Executive a base salary at the rate
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of $200,000 per year. Such salary shall be earned monthly and shall be payable in periodic installments no less frequently than monthly in accordance with the Company's customary practices. Amounts payable shall be reduced by standard withholding and other authorized deductions. The Company will review Executive's salary at least annually. The Company may in its discretion increase Executive's salary but it may not reduce it during the term of this Agreement.

     B. Incentive Compensation. The Company will pay to the Executive the
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following additional compensation as follows:

          1. Executive shall be paid an annual EBITDA bonus (the "EBITDA Bonus") based upon the Company's performance in each fiscal year as measured against EBITDA targets established for the Board. The amount of the Bonus will be in the range of 4%-20% of the Base Salary. The Board shall determine the EBITDA targets and corresponding bonus levels annually, in its sole discretion. For 2001, the bonus, if any, will be prorated based on the percentage derived from the number of days employed of what the full annual bonus would be, taking the Company's EBITDA from January 1,
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2001 through December 31, 2001 into account. See Exhibit A for an illustration of the annual bonus compensation.

          2. Executive shall be paid an annual sales bonus (the "Sales Bonus ') based on the on the percent achieved of the annual budget for net pre-need cemetery and funeral sales. The amount of the Incentive shall range from 16% to 80% base salary. The Board shall determine the sales targets and corresponding incentive levels annually, in its sole discretion, however for the initial period of this agreement the targets are as set forth in Exhibit A. The incentive will be paid monthly. See Exhibit A for an illustration of the incentive compensation.

     C.  Relocation Allowance.  The Company will pay promptly to Executive, upon
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receipt of appropriate documentation as defined in Internal Revenue Service regulations, all relocation expenses up to $25,000.

     D.  Savings and Retirement Plans. Executive shall be entitled to
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participate in all savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company.

     E.  Welfare Benefit Plans. Executive and/or his family, as the case may be,
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shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company.

     F.  Expenses. Executive shall be entitled to receive prompt reimbursement
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for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures as in effect generally with respect to other peer executives of the Company.

     G.  Fringe Benefits. Executive shall be entitled to fringe benefits in
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accordance with the plans, practices, programs and policies as in effect generally with respect to other peer executives of the Company. In addition, Executive shall be paid $500 per month automobile allowance.

     H.  Vacation. Executive shall be entitled to take twenty business days
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vacation in each calendar year, which shall be taken at such time as is consistent with Executive's responsibilities hereunder.

     I.  Modifications in Benefits Plans. The Company reserves the right to
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modify, suspend or discontinue any and all of the above plans, practices, policies and programs at any time without recourse by Executive so long as such action is taken generally with respect to other similarly situated peer executives and does not single out Executive.

IV.  TERMINATION.
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     A.  Termination By The Company.
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          1.  Termination For Cause. The Company may, by providing written
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notice to Executive, terminate Executive's employment hereunder for Cause at any time. The term "Cause" for purpose of this Agreement shall mean:

                    a. willful malfeasance or willful misconduct by Executive in connection with his employment; or

                    b. fraudulent conduct by Executive in connection with the business affairs of the Company, which causes material injury to the Company; or

                    c. intentional refusal or intentional failure to act in accordance with any lawful and proper direction or order of the President or the Board;

                    d. any material breach of material duties under this agreement; provided however, that before Executive may be terminated for Cause by virtue of the subparagraph A (1)
                    (d), the Company shall provide to Executive written notice describing the actions or omissions giving rise to such alleged breach with reasonable particularity and giving a reasonable time in which to demonstrate to the Company's reasonable satisfaction that Executive is able to perform in the manner set forth in this Agreement; or

                    e. theft, embezzlement, or other criminal misappropriation of funds by Executive from the Company; or

                    f. Executive's conviction of or entrance of a plea of guilty or nolo contendere to a felony.


     If Executive's employment is terminated for Cause, the termination shall take effect on the effective date of written notice of such termination to Executive.

     In the event of the termination of Executive's employment hereunder due to a termination by the Company for Cause, then Executive shall be entitled to receive a lump sum cash payment equal to the sum of (i) accrued but unpaid Base Salary as of the date of termination of Executive's employment hereunder and
(ii) accrued vacation. If Executive's employment hereunder is terminated by the Company for Cause, Executive shall not be entitled to receive any payment, benefit, or compensation, except as expressly set forth in this paragraph IV. A. 1.
     If the Company attempts to terminate Executive's employment pursuant to
Section IV. A. 1. and it is ultimately determined that the Company lacked Cause, the provisions of Section IV. A. 2. ("Termination by the Company--Termination Without Cause") will apply, and the Company shall pay interest on any past due payments at the
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rate of ten percent (10%) per year from the date on which the applicable payment would have been made pursuant to Section IV. A. 1.

          2.  Termination Without Cause. The Company may, with or without
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reason, terminate the Period of Employment and Executive's employment hereunder without Cause at any time, by providing Executive written notice of such termination. In the event of the termination of the Period of Employment and Executive's employment hereunder due to a termination by the Company without Cause (other than due to Executive's death or Permanent Disability), then Executive shall be entitled to receive a lump sum cash payment equal to the sum of (i) accrued but unpaid Base Salary as of the date of termination of Executive's employment hereunder; (ii) Cobra payments by the company for 12 months from the date of termination; and (iii) a cash bonus of $100,000 if such termination occurs prior to December 31, 2001 and equal to one year's base salary if such termination occurs for any period thereafter.

          3.  Exclusive Remedy. Executive agrees that the payments contemplated
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by this Agreement shall constitute the exclusive and sole remedy for any termination of his employment and Executive covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

     B.  Termination By Executive. Executive shall have the right to terminate
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this Agreement at any time upon 90 days notice to the Company. In the event that
Executive so terminates, he shall be entitled, at the time the termination becomes effective, to a lump sum payment from the Company (i) in respect of vacation accrued, but not used; and (ii) for compensation earned under the terms of paragraph III. A. hereof ("Compensation Payment"), but not paid as of the effective date of the termination. Said Compensation Payment shall not include all or any part of any EBITDA or Sales Bonus compensation in respect of the year in which said termination occurs.

V.   ARBITRATION.
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     Any controversy arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, or any other controversy arising out of Executive's employment, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in Los Angeles County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Los Angeles County, California, or its successor ("JAMS"), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure (S)(S) 1280 et seq. as the exclusive forum for the resolution of such
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dispute; provided, however, that provisional injunctive relief may, but need
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not, be sought by either party to this Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes.
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At the conclusion of the arbitration, the Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator's award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement or Executive's employment. The parties agree that Company shall be responsible for payment of the forum costs of any arbitration hereunder, including the Arbitrator's fee. Executive and Company further agree that in any proceeding to enforce the terms of this Agreement, the prevailing party shall be entitled to its or his reasonable attorneys' fees and costs (other than forum costs associated with the arbitration) incurred by it or him in connection with resolution of the dispute in addition to any other relief granted.

VI.    NONCOMPETITION.
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       A.  Executive agrees that, during the term of this Agreement, he will not, directly or indirectly, without the prior written consent of the Board of Directors of the Company, provide consultative service with or without pay, own, manage, operate, join, control, participate in, or be connected as a stockholder, partner, or otherwise with, any business, individual, partner, firm, corporation, or other entity which is then in competition with the business of the Company or any present affiliate of the Company.

       B. It is expressly agreed that the Company will or would suffer irreparable injury if Executive were to compete with the business of the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction. Executive consents and stipulates to the entry of such injunctive relief in such a court prohibiting him from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement.

VII.   ANTISOLICITATION.
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       Executive promises and agrees that he will not, during his employment and for a period of one year following termination of his employment he will not influence or attempt to influence customers of the Company or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company, or any subsidiary or affiliate of the Company.

VIII.  SOLICITING EMPLOYEES.
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       Executive promises and agrees that he will not, during his employment and for a period of one year following termination of his employment, directly or indirectly solicit any of the Company employees who earned annually $25,000 or more as a Company employee during the last six months of his or her own employment to work for any
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business, individual, partnership, firm, corporation, or other entity then in competition with the business of the Company or any subsidiary or affiliate of the Company.

IX.  CONFIDENTIAL INFORMATION.
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     A.  Executive shall hold in a fiduciary capacity for the benefit of the
Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by Executive during his employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by Executive or his representatives in violation of this Agreement). After termination of Executive's employment with the Company, he shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

     B. Executive agrees that all styles, designs, lists, materials, books, files, reports, correspondence, records, and other documents ("Company material") used, prepared, or made available to Executive, shall be and shall remain the property of the Company. Upon the termination of employment, all Company materials shall be returned immediately to the Company, and Executive shall not make or retain any copies thereof.

X.   SUCCESSORS.
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     A.  This Agreement is personal to Executive and shall not, without the prior written consent of the Company, be assignable by Executive.

     B. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise.

XI.  WAIVER.
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     No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement.
No waiver shall be binding unless in writing and signed by the party waiving the breach.

XII. MODIFICATION.
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     This Agreement may not be amended or modified other than by a written agreement executed by Executive and the President or his successor.
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XIII.  SAVINGS CLAUSE.
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       If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

XVI.   COMPLETE AGREEMENT.
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       This Agreement constitutes and contains the entire agreement and final understanding concerning Executive's employment with the Company and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement.

XIV.   GOVERNING LAW.
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       This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, by the laws of the State of California without regard to principles of conflict of laws.

XV.    COMMUNICATIONS.
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       All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed by registered or certified mail, postage prepaid, addressed to Executive at: 8101 Pacific Cove Drive, Las Vegas, Nevada 89128 or addressed to the Company at 3888 S. Workman Road, Whittier, California 90601. Either party may change the address at which notice shall be given by written notice given in the above manner.
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XVI. EXECUTION.
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     This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

     In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

ROSE HILLS COMPANY

By: /s/ Dennis Poulsen                         /s/ Gregg Williamson
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        Dennis Poulsen                              Mr. Gregg Williamson
Its:    Chairman                                    Executive Vice President,
                                                    Sales and Marketing